Exhibit 99.1

INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
jocelyn.kukulka@texascapitalbank.com

MEDIA CONTACT
Julia Monter, 469.399.8425
julia.monter@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS
Fourth quarter 2022 net income of $217.3 million and net income available to common stockholders of $212.9 million, or $4.23 per diluted share
Repurchased $65.3 million shares of common stock at tangible book value
Completed the sale of BankDirect Capital Finance, LLC recognizing $248.5 million pre-tax gain on sale
Record level regulatory capital ratios, including 13.0% CET 1 and 17.7% Total Capital
DALLAS - January 18, 2023 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the fourth quarter and full year of 2022.
Net income available to common stockholders was $212.9 million, or $4.23 per diluted share, for the fourth quarter of 2022, compared to $37.1 million, or $0.74 per diluted share, for the third quarter of 2022 and $60.8 million, or $1.19 per diluted share, for the fourth quarter of 2021. The fourth quarter of 2022 included a $248.5 million ($3.83 per diluted share) gain and $13.0 million ($-0.20 per diluted share) in expenses related to the sale of the Company’s insurance premium finance subsidiary, BankDirect Capital Finance, LLC (“BDCF”), $9.8 million ($-0.15 per diluted share) in restructuring reserves related to the continued deployment of our target operating model and $8.0 million ($-0.12 per diluted share) in charitable contributions to the newly formed Texas Capital Bank Foundation.
“The quarterly financial results coupled with the strategic and transformative actions taken during 2022 position the Firm to execute on the unique opportunity in front of us, while serving the best clients in the best markets,” said Rob C. Holmes, President and CEO. “The financial resilience created over the last two years by the aggregate, focused actions taken have built the foundation of the Firm which will be our strategic advantage allowing us to both support our clients during times of market stress while delivering financial progress to all of our stakeholders.”

FINANCIAL RESULTS
(dollars and shares in thousands)
	4th Quarter	3rd Quarter	4th Quarter	Full Year	Full Year
	2022	2022	2021	2022	2021
OPERATING RESULTS
Net income	$217,251	$41,418	$65,130	$332,478	$253,939
Net income available to common stockholders	$212,939	$37,105	$60,817	$315,228	$235,218
Diluted earnings per common share	$4.23	$0.74	$1.19	$6.18	$4.60
Diluted common shares	50,283	50,418	51,208	51,047	51,141
Return on average assets	2.80%	0.52%	0.69%	1.04%	0.67%
Return on average common equity	30.66%	5.36%	8.36%	11.33%	8.35%

BALANCE SHEET
Loans held for investment	$15,197,307	$14,878,959	$15,331,457
Loans held for investment, mortgage finance	4,090,033	4,908,822	7,475,497
Total loans held for investment	19,287,340	19,787,781	22,806,954
Loans held for sale	36,357	3,142,178	8,123
Total assets	28,414,642	30,408,513	34,731,738
Non-interest bearing deposits	9,618,081	11,494,685	13,390,370
Total deposits	22,856,880	24,498,563	28,109,365
Stockholders’ equity	3,055,351	2,885,775	3,209,616

FOURTH QUARTER 2022 COMPARED TO THIRD QUARTER 2022
For the fourth quarter of 2022, net income available to common stockholders was $212.9 million, or $4.23 per diluted share, compared to $37.1 million, or $0.74 per diluted share, for the third quarter of 2022.
Provision for credit losses for the fourth quarter of 2022 was $34.0 million, compared to a $12.0 million provision for credit losses for the third quarter of 2022. The $34.0 million provision for credit losses recorded in the fourth quarter of 2022 resulted primarily from increases in net charge-offs, criticized loans and loans held for investment (“LHI”), excluding mortgage finance.
Net interest income was $247.6 million for the fourth quarter of 2022, compared to $239.1 million for the third quarter of 2022. The increase in net interest income was primarily due to an increase in yields on earning assets, partially offset by a decline in total average loans and an increase in funding costs. Net interest margin for the fourth quarter of 2022 was 3.26%, an increase of 21 basis points from the third quarter of 2022. LHI, excluding mortgage finance, yields increased 115 basis points from the third quarter of 2022 and LHI, mortgage finance yields increased 9 basis points from the third quarter of 2022. Total cost of deposits was 1.53% for the fourth quarter of 2022, a 60 basis point increase from the third quarter of 2022.
Non-interest income for the fourth quarter of 2022 increased $252.3 million, compared to the third quarter of 2022, primarily due to a $248.5 million gain recognized on the sale of our insurance premium finance subsidiary as well as an increase in investment banking and trading income.
Non-interest expense for the fourth quarter of 2022 increased $16.0 million, or 8%, compared to the third quarter of 2022. Fourth quarter expenses included $13.0 million in legal and professional expense related to the sale of BDCF, restructuring reserves of $9.8 million, primarily related to occupancy expense, reflecting the expected costs of the continued implementation of the Company’s target operating model and $8.0 million in charitable contributions to the newly formed Texas Capital Bank Foundation recorded in other non-interest expense. Third quarter expenses included $3.1 million in legal and professional expense and $13.7 million in salaries and benefits expense related to the sale of BDCF.
FOURTH QUARTER 2022 COMPARED TO FOURTH QUARTER 2021
Net income available to common stockholders was $212.9 million, or $4.23 per diluted share, for the fourth quarter of 2022, compared to $60.8 million, or $1.19 per diluted share, for the fourth quarter of 2021.
The fourth quarter of 2022 included a $34.0 million provision for credit losses, resulting primarily from updated views on the downside risks to the economic forecast and an increase in net charge-offs, compared to a $10.0 million negative provision for credit losses for the fourth quarter of 2021.
Net interest income increased to $247.6 million for the fourth quarter of 2022, compared to $194.0 million for the fourth quarter of 2021, primarily due to an increase in yields on average earning assets, partially offset by an increase in funding costs. Net interest margin increased 114 basis points to 3.26% for the fourth quarter of 2022, as compared to the fourth quarter of 2021. LHI, excluding mortgage finance, yields increased 251 basis points compared to the fourth quarter of 2021 and LHI, mortgage finance yields increased 114 basis points from the fourth quarter of 2021. Total cost of deposits increased 134 basis points compared to the fourth quarter of 2021.
Non-interest income for the fourth quarter of 2022 increased $246.2 million, compared to the fourth quarter of 2021. The increase was primarily due to a $248.5 million gain recognized on the sale of BDCF, as well as an increase in investment banking and trading income, partially offset by a decrease in brokered loan fees.
Non-interest expense for the fourth quarter of 2022 increased $66.4 million, or 45%, compared to the fourth quarter of 2021. The fourth quarter of 2022 included $13.0 million in legal and professional expense related to the sale of BDCF, restructuring reserves totaling $9.8 million and charitable contributions of $8.0 million, all of which are discussed above. Also contributing to the increase in non-interest expense was an increase in salaries and benefits expense, resulting from an increase in headcount as compared to the fourth quarter of 2021.
CREDIT QUALITY
Net charge-offs of $15.0 million were recorded during the fourth quarter of 2022, as expected losses on certain legacy credits have moved closer to resolution, compared to net charge-offs of $2.7 million and $1.0 million during the third quarter of 2022 and the fourth quarter of 2021, respectively. Criticized loans totaled $513.2 million at December 31, 2022, compared to $484.0 million at September 30, 2022 and $582.9 million at December 31, 2021. Non-accrual LHI totaled $48.3 million at December 31, 2022, compared to $35.9 million at September 30, 2022 and $72.5 million at December 31, 2021. The ratio of non-accrual LHI to total LHI for the fourth quarter of 2022 was 0.25%, compared to 0.18% for the third quarter of 2022 and 0.32% for the fourth quarter of 2021. The ratio of total allowance for credit losses to total LHI was 1.43% at December 31, 2022, compared to 1.30% and 1.00% at September 30, 2022 and December 31, 2021, respectively,
REGULATORY RATIOS AND CAPITAL
All regulatory ratios continue to be in excess of “well capitalized” requirements as of December 31, 2022. Our CET 1, tier 1 capital, total capital and leverage ratios were 13.0%, 14.7%, 17.7% and 11.5%, respectively, at December 31, 2022, compared to 11.1%,

12.6%, 15.2% and 10.7%, respectively, at September 30, 2022 and 11.1%, 12.6%, 15.3% and 9.0% at December 31, 2021. At December 31, 2022, our ratio of tangible common equity to total tangible assets was 9.7%, compared to 8.5% at September 30, 2022 and 8.3% at December 31, 2021.
During the fourth quarter of 2022, the Company repurchased 1,141,239 shares of its common stock for an aggregate purchase price of $65.3 million, at a weighted average price of $57.20 per share. On January 18, 2023, the Company’s board of directors authorized a new share repurchase program under which the Company may repurchase up to $150.0 million in shares of our outstanding common stock.
About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank, a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs, and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital Bank has established commercial banking, consumer banking, investment banking and wealth management capabilities.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, TCBI’s financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends” “could,” “would,” “anticipates,” “potential,” “confident,” “optimistic” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy, objectives, estimates, guidance, expectations and future plans.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. Several factors, many of which are beyond management’s control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, credit quality and risk, the unpredictability of economic and business conditions that may impact TCBI or its customers, the COVID-19 pandemic, the Company’s ability to effective manage its liquidity risk and any growth plans and the availability of capital and funding, the Company’s ability to effectively manage information technology systems, cyber incidents or other failures, disruptions or security breaches, interest rates, commercial and residential real estate values, adverse or unexpected economic conditions, including inflation, recession, the threat of recession, and market conditions in Texas, the United States or globally, including governmental and consumer responses to those economic and market conditions, fund availability, accounting estimates and risk management processes, the transition away from the London Interbank Offered Rate (LIBOR), legislative and regulatory changes, ratings or interpretations, business strategy execution, the failure to identify, attract and retain key personnel, increased or expanded competition from banks and other financial service providers in TCBI’s markets, the failure to maintain adequate regulatory capital, environmental liability associated with properties related to TCBI’s lending activities, and severe weather, natural disasters, acts of war, terrorism, global conflict or other external events, climate change and related legislative and regulatory initiatives.
These and other factors that could cause actual results for TCBI on a consolidated basis to differ materially from those described in the forward-looking statements, including a discussion of the risks and uncertainties that may affect TCBI’s business, can be found in TCBI’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other documents and filings with the SEC. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2022	2022	2022	2022	2021
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$371,287	$322,071	$242,349	$208,530	$219,892
Interest expense	123,687	82,991	36,818	24,983	25,860
Net interest income	247,600	239,080	205,531	183,547	194,032
Provision for credit losses	34,000	12,000	22,000	(2,000)	(10,000)
Net interest income after provision for credit losses	213,600	227,080	183,531	185,547	204,032
Non-interest income	277,672	25,333	26,242	20,282	31,459
Non-interest expense	213,090	197,047	164,303	153,092	146,649
Income before income taxes	278,182	55,366	45,470	52,737	88,842
Income tax expense	60,931	13,948	11,311	13,087	23,712
Net income	217,251	41,418	34,159	39,650	65,130
Preferred stock dividends	4,312	4,313	4,312	4,313	4,313
Net income available to common stockholders	$212,939	$37,105	$29,847	$35,337	$60,817
Diluted earnings per common share	$4.23	$0.74	$0.59	$0.69	$1.19
Diluted common shares	50,282,663	50,417,884	50,801,628	51,324,027	51,208,161

CONSOLIDATED BALANCE SHEET DATA
Total assets	$28,414,642	$30,408,513	$32,338,963	$31,085,377	$34,731,738
Loans held for investment	15,197,307	14,878,959	17,517,866	15,849,434	15,331,457
Loans held for investment, mortgage finance	4,090,033	4,908,822	6,549,507	5,827,965	7,475,497
Loans held for sale	36,357	3,142,178	4,266	8,085	8,123
Interest bearing cash and cash equivalents	4,778,623	3,399,638	4,032,931	5,136,680	7,765,996
Investment securities	3,585,114	3,369.622	3,552.699	3,642,015	3,583,808
Non-interest bearing deposits	9,618,081	11,494,685	12,555,367	13,434,723	13,390,370
Total deposits	22,856,880	24,498,563	25,440,021	25,377,938	28,109,365
Short-term borrowings	1,201,142	1,701,480	2,651,536	1,427,033	2,202,832
Long-term debt	931,442	930,766	917,098	929,414	928,738
Stockholders’ equity	3,055,351	2,885,775	3,006,832	3,090,038	3,209,616

End of period shares outstanding	48,783,763	49,897,726	49,878,041	50,710,441	50,618,494
Book value per share	$56.48	$51.82	$54.27	$55.02	$57.48
Tangible book value per share(1)	$56.45	$51.48	$53.93	$54.68	$57.14

SELECTED FINANCIAL RATIOS
Net interest margin	3.26%	3.05%	2.68%	2.23%	2.12%
Return on average assets	2.80%	0.52%	0.44%	0.47%	0.69%
Return on average common equity	30.66%	5.36%	4.35%	4.97%	8.36%
Non-interest income to average earning assets	3.70%	0.33%	0.34%	0.25%	0.34%
Efficiency ratio(2)	40.6%	74.5%	70.9%	75.1%	65.0%
Non-interest expense to average earning assets	2.84%	2.53%	2.16%	1.86%	1.60%
Common equity to total assets	9.7%	8.5%	8.4%	9.0%	8.4%
Tangible common equity to total tangible assets(3)	9.7%	8.5%	8.3%	8.9%	8.3%
Common Equity Tier 1	13.0%	11.1%	10.5%	11.5%	11.1%
Tier 1 capital	14.7%	12.6%	11.9%	13.0%	12.6%
Total capital	17.7%	15.2%	14.4%	15.7%	15.3%
Leverage	11.5%	10.7%	10.7%	9.9%	9.0%
(1)     Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(2)    Non-interest expense divided by the sum of net interest income and non-interest income.
(3)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	December 31, 2022	December 31, 2021	% Change
Assets
Cash and due from banks	$233,637	$180,663	29%
Interest bearing cash and cash equivalents	4,778,623	7,765,996	(38)%
Available-for-sale debt securities	2,615,644	3,538,201	(26)%
Held-to-maturity debt securities	935,514	—	100%
Equity securities	33,956	45,607	(26)%
Investment securities	3,585,114	3,583,808	—%
Loans held for sale	36,357	8,123	N/M
Loans held for investment, mortgage finance	4,090,033	7,475,497	(45)%
Loans held for investment	15,197,307	15,331,457	(1)%
Less: Allowance for credit losses on loans	253,469	211,866	20%
Loans held for investment, net	19,033,871	22,595,088	(16)%
Premises and equipment, net	26,382	20,901	26%
Accrued interest receivable and other assets	719,162	559,897	28%
Goodwill and intangibles, net	1,496	17,262	(91)%
Total assets	$28,414,642	$34,731,738	(18)%

Liabilities and Stockholders’ Equity
Liabilities:
Non-interest bearing deposits	$9,618,081	$13,390,370	(28)%
Interest bearing deposits	13,238,799	14,718,995	(10)%
Total deposits	22,856,880	28,109,365	(19)%
Accrued interest payable	24,000	7,699	N/M
Other liabilities	345,827	273,488	26%
Short-term borrowings	1,201,142	2,202,832	(45)%
Long-term debt	931,442	928,738	—%
Total liabilities	25,359,291	31,522,122	(20)%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 shares issued at December 31, 2022 and 2021	300,000	300,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,867,298 and 50,618,911 at December 31, 2022 and 2021, respectively	509	506	1%
Additional paid-in capital	1,025,593	1,008,559	2%
Retained earnings	2,263,502	1,948,274	16%
Treasury stock - 2,083,535 and 417 shares at cost at December 31, 2022 and 2021, respectively	(115,310)	(8)	N/M
Accumulated other comprehensive loss, net of taxes	(418,943)	(47,715)	N/M
Total stockholders’ equity	3,055,351	3,209,616	(5)%
Total liabilities and stockholders’ equity	$28,414,642	$34,731,738	(18)%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Interest income
Interest and fees on loans	$295,367	$204,379	$983,787	$820,532
Investment securities	16,210	11,780	63,179	42,820
Interest bearing cash and cash equivalents	59,710	3,733	97,271	13,233
Total interest income	371,287	219,892	1,144,237	876,585
Interest expense
Deposits	96,150	14,513	190,663	65,507
Short-term borrowings	13,449	771	29,077	4,613
Long-term debt	14,088	10,576	48,739	37,628
Total interest expense	123,687	25,860	268,479	107,748
Net interest income	247,600	194,032	875,758	768,837
Provision for credit losses	34,000	(10,000)	66,000	(30,000)
Net interest income after provision for credit losses	213,600	204,032	809,758	798,837
Non-interest income
Service charges on deposit accounts	5,150	4,702	22,876	18,674
Wealth management and trust fee income	3,442	3,793	15,036	13,173
Brokered loan fees	2,655	5,678	14,159	27,954
Servicing income	180	277	857	15,513
Investment banking and trading income	11,937	6,456	35,054	24,441
Net gain/(loss) on sale of loans held for sale	(990)	—	(990)	1,317
Gain on disposal of subsidiary	248,526	—	248,526	—
Other	6,772	10,553	14,011	37,158
Total non-interest income	277,672	31,459	349,529	138,230
Non-interest expense
Salaries and benefits	103,490	89,075	436,809	350,930
Occupancy expense	17,030	8,769	44,222	33,232
Marketing	10,623	4,286	32,388	10,006
Legal and professional	37,493	12,673	75,858	41,152
Communications and technology	20,434	16,490	69,253	75,185
Federal Deposit Insurance Corporation insurance assessment	3,092	4,688	14,344	21,027
Servicing-related expenses	—	25	—	27,765
Other	20,928	10,643	54,658	39,715
Total non-interest expense	213,090	146,649	727,532	599,012
Income before income taxes	278,182	88,842	431,755	338,055
Income tax expense	60,931	23,712	99,277	84,116
Net income	217,251	65,130	332,478	253,939
Preferred stock dividends	4,312	4,313	17,250	18,721
Net income available to common stockholders	$212,939	$60,817	$315,228	$235,218

Basic earnings per common share	$4.28	$1.20	$6.25	$4.65
Diluted earnings per common share	$4.23	$1.19	$6.18	$4.60

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2022	2022	2022	2022	2021
Allowance for credit losses on loans:
Beginning balance	$234,613	$229,013	$211,151	$211,866	$221,957
Loans charged-off:
Commercial	14,404	232	2,868	110	3,776
Energy	2,702	2,903	—	—	—
Real estate	—	—	—	350	—
Total charge-offs	17,106	3,135	2,868	460	3,776
Recoveries:
Commercial	133	113	219	217	1,933
Energy	1,974	289	—	755	601
Real estate	—	—	—	—	205
Total recoveries	2,107	402	219	972	2,739
Net charge-offs	14,999	2,733	2,649	(512)	1,037
Provision for credit losses on loans	33,855	8,333	20,511	(1,227)	(9,054)
Ending balance	$253,469	$234,613	$229,013	$211,151	$211,866

Allowance for off-balance sheet credit losses:
Beginning balance	$21,648	$17,981	$16,492	$17,265	$18,211
Provision for off-balance sheet credit losses	145	3,667	1,489	(773)	(946)
Ending balance	$21,793	$21,648	$17,981	$16,492	$17,265

Total allowance for credit losses	$275,262	$256,261	$246,994	$227,643	$229,131
Total provision for credit losses	$34,000	$12,000	$22,000	$(2,000)	$(10,000)

Allowance for credit losses on loans to total loans held for investment	1.31%	1.19%	0.95%	0.97%	0.93%
Allowance for credit losses on loans to average total loans held for investment	1.31%	1.06%	1.02%	0.99%	0.91%
Net charge-offs to average total loans held for investment(1)	0.31%	0.05%	0.05%	(0.01)%	0.02%
Net charge-offs to average total loans held for investment for last 12 months(1)	0.09%	0.03%	0.03%	0.03%	0.06%
Total provision for credit losses to average total loans held for investment(1)	0.70%	0.22%	0.39%	(0.04)%	(0.17)%
Total allowance for credit losses to total loans held for investment	1.43%	1.30%	1.03%	1.05%	1.00%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2022	2022	2022	2022	2021
Non-accrual loans held for investment	$48,338	$35,864	$50,526	$59,327	$72,502
Non-accrual loans held for sale(1)	—	1,340	—	—	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$48,338	$37,204	$50,526	$59,327	$72,502

Non-accrual loans held for investment to total loans held for investment	0.25%	0.18%	0.21%	0.27%	0.32%
Total non-performing assets to total assets	0.17%	0.12%	0.16%	0.19%	0.21%
Allowance for credit losses on loans to non-accrual loans held for investment	5.2x	6.5x	4.5x	3.6x	2.9x

Loans held for investment past due 90 days and still accruing	$131	$30,664	$3,206	$6,031	$3,467
Loans held for investment past due 90 days to total loans held for investment	—%	0.15%	0.01%	0.03%	0.02%
Loans held for sale past due 90 days and still accruing(1)(2)	$—	$4,877	$1,602	$3,865	$3,986
(1)Third quarter 2022 includes $1.3 million in non-accrual loans and $3.1 million in loans past due 90 days and still accruing associated to our insurance premium finance subsidiary that were transferred from loans held for investment to loans held for sale as of September 30, 2022.
(2)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as loans held for sale and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter
	2022	2022	2022	2022	2021
Interest income
Interest and fees on loans	$295,367	$282,473	$218,290	$187,657	$204,379
Investment securities	16,210	15,002	14,665	17,302	11,780
Interest bearing deposits in other banks	59,710	24,596	9,394	$3,571	$3,733
Total interest income	371,287	322,071	242,349	208,530	219,892
Interest expense
Deposits	96,150	60,317	20,566	13,630	14,513
Short-term borrowings	13,449	10,011	4,859	758	771
Long-term debt	14,088	12,663	11,393	10,595	10,576
Total interest expense	123,687	82,991	36,818	24,983	25,860
Net interest income	247,600	239,080	205,531	183,547	194,032
Provision for credit losses	34,000	12,000	22,000	(2,000)	(10,000)
Net interest income after provision for credit losses	213,600	227,080	183,531	185,547	204,032
Non-interest income
Service charges on deposit accounts	5,150	5,701	6,003	6,022	4,702
Wealth management and trust fee income	3,442	3,631	4,051	3,912	3,793
Brokered loan fees	2,655	3,401	4,133	3,970	5,678
Servicing income	180	212	228	237	277
Investment banking and trading income	11,937	7,812	11,126	4,179	6,456
Net gain/(loss) on sale of loans held for sale	(990)	—	—	—	—
Gain on disposal of subsidiary	248,526	—	—	—	—
Other	6,772	4,576	701	1,962	10,553
Total non-interest income	277,672	25,333	26,242	20,282	31,459
Non-interest expense
Salaries and benefits	103,490	129,336	103,885	100,098	89,075
Occupancy expense	17,030	9,433	8,874	8,885	8,769
Marketing	10,623	8,282	8,506	4,977	4,286
Legal and professional	37,493	16,775	11,288	10,302	12,673
Communications and technology	20,434	18,470	15,649	14,700	16,490
Federal Deposit Insurance Corporation insurance assessment	3,092	3,953	3,318	3,981	4,688
Servicing-related expenses	—	—	—	—	25
Other	20,928	10,798	12,783	10,149	10,643
Total non-interest expense	213,090	197,047	164,303	153,092	146,649
Income before income taxes	278,182	55,366	45,470	52,737	88,842
Income tax expense	60,931	13,948	11,311	13,087	23,712
Net income	217,251	41,418	34,159	39,650	65,130
Preferred stock dividends	4,312	4,313	4,312	4,313	4,313
Net income available to common shareholders	$212,939	$37,105	$29,847	$35,337	$60,817

TEXAS CAPITAL BANCSHARES, INC.
TAXABLE EQUIVALENT NET INTEREST INCOME ANALYSIS (UNAUDITED)(1)
(dollars in thousands)
	4th Quarter 2022			3rd Quarter 2022			2nd Quarter 2022			1st Quarter 2022			4th Quarter 2021
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Investment securities(2)	$3,385,372	$16,210	1.70%	$3,509,044	$15,002	1.58%	$3,543,576	$15,065	1.60%	$3,669,257	$17,743	1.91%	$3,608,503	$12,225	1.34%
Interest bearing cash and cash equivalents	6,158,769	59,710	3.85%	4,453,806	24,596	2.19%	4,747,377	9,394	0.79%	8,552,300	3,571	0.17%	9,760,735	3,733	0.15%
Loans held for sale	1,053,157	12,064	4.54%	1,029,983	11,316	4.36%	8,123	62	3.07%	7,633	113	6.01%	8,348	51	2.41%
Loans held for investment, mortgage finance	4,279,367	43,708	4.05%	5,287,531	52,756	3.96%	5,858,599	49,914	3.42%	5,732,901	43,466	3.07%	7,901,534	57,949	2.91%
Loans held for investment(3)	15,105,083	239,741	6.30%	16,843,922	218,512	5.15%	16,616,234	168,407	4.07%	15,686,319	144.134	3.73%	15,348,322	146,436	3.79%
Less: Allowance for credit losses on loans	233,246	—	—	229,005	—	—	211,385	—	—	212,612	—	—	223,034	—	—
Loans held for investment, net	19,151,204	283,449	5.87%	21,902,448	271,268	4.91%	22,263,448	218,321	3.93%	21,206,608	187,600	3.59%	23,026,822	204,385	3.52%
Total earning assets	29,748,502	371,433	4.89%	30,895,281	322,182	4.10%	30,562,524	242,842	3.16%	33,435,798	209.027	2.54%	36,404,408	220,394	2.40%
Cash and other assets	989,900			918,630			870,396			819,486			835,293
Total assets	$30,738,402			$31,813,911			$31,432,920			$34,255,284			$37,239,701

Liabilities and Stockholders’ Equity
Transaction deposits	$1,105,466	$4,977	1.79%	$1,444,964	$5,239	1.44%	$1,671,729	$3,920	0.94%	$2,432,687	$3,962	0.66%	$3,007,337	$4,664	0.62%
Savings deposits	10,563,049	80,801	3.03%	10,249,387	46,555	1.80%	8,696,819	15,462	0.71%	10,420,545	8,583	0.33%	10,529,645	8,419	0.32%
Time deposits	1,625,857	10,372	2.53%	1,701,238	8,523	1.99%	877,399	1,184	0.54%	1,038,722	1,085	0.42%	1,276,800	1,430	0.44%
Total interest bearing deposits	13,294,372	96,150	2.87%	13,395,589	60,317	1.79%	11,245,947	20,566	0.73%	13,891,954	13,630	0.40%	14,813,782	14,513	0.39%
Short-term borrowings	1,387,660	13,449	3.84%	1,931,537	10,011	2.06%	2,232,119	4,859	0.87%	1,770,781	758	0.17%	2,267,013	771	0.13%
Long-term debt	931,107	14,088	6.00%	921,707	12,663	5.45%	929,616	11,393	4.92%	929,005	10,595	4.63%	928,307	10,576	4.52%
Total interest bearing liabilities	15,613,139	123,687	3.14%	16,248,833	82,991	2.03%	14,407,682	36,818	1.02%	16,591,740	24,983	0.61%	18,009,102	25,860	0.57%
Non-interest bearing deposits	11,642,969			12,214,531			13,747,876			14,235,749			15,804,061
Other liabilities	426,543			305,554			227,701			243,141			238,833
Stockholders’ equity	3,055,751			3,044,993			3,049,661			3,184,654			3,187,705
Total liabilities and stockholders’ equity	$30,738,402			$31,813,911			$31,432,920			$34,255,284			$37,239,701
Net interest income		$247,746			$239,191			$206,024			$184,044			$194,534
Net interest margin			3.26%			3.05%			2.68%			2.23%			2.12%
(1)    Taxable equivalent rates used where applicable.
(2)    Yields on investment securities are calculated using available-for-sale securities at amortized cost.
(3)    Average balances include non-accrual loans.